Exhibit 99.1

RMS Medical Products Announces Results for Three, Ten and Twelve Months Ending December 31, 2017

—	Highest reported twelve month net sales and net income in RMS history

—	Double digit percentage growth in net sales

—	Increased profitability

CHESTER, NY / February 13, 2018 / Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) today announced the latest financial results for the three, ten and twelve months ending December 31, 2017.

The selected financial results encompass the periods since the Company’s fiscal year ending on February 28, 2017.  To facilitate a period-to-period comparison despite the change in the Company’s fiscal year, the selected financial results also include the three and twelve-month periods ending December 31, 2017 and 2016.

Highlights Three Months Ending December 31, 2017 versus 2016

•	44% Increase in Net Sales
•	39% Increase in Gross Profit
•	14% Decrease in Operating Expenses as % of Net Sales
•	10% Increase in Net Income as % of Net Sales

	For the Three Months Ended December 31,
	2017	2016	$ Change	% Change

Net Sales	$4,125,480	$2,871,142	$1,254,338	43.7%

Gross Profit	$2,490,196	$1,790,629	$699,567	39.1%
Gross Profit as % of Net Sales	60.4%	62.4%		-2.0%

Operating Expenses	$2,138,022	$1,878,810	$259,212	13.8%
Operating Expenses as % of Net Sales	51.8%	65.4%		-13.6%

Net Income	$278,370	$(90,492)	$368,862	N/A
Net Income as % of Net Sales	6.7%	-3.2%		9.9%

Highlights Twelve Months Ending December 31, 2017 versus 2016

•	25% Increase in Net Sales
•	21% Increase in Gross Profit
•	12% Decrease in Operating Expenses as % of Net Sales
•	7% Increase in Net Income as % of Net Sales

	For the Twelve Months Ended December 31,
	2017	2016	$ Change	% Change

Net Sales	$15,442,712	$12,364,285	$3,078,427	24.9%

Gross Profit	$9,268,107	$7,680,895	$1,587,212	20.7%
Gross Profit as % of Net Sales	60.0%	62.1%		-2.1%

Operating expenses	$8,127,155	$8,011,457	$115,698	1.4%
Operating expenses as % of Net Sales	52.6%	64.8%		-12.2%

Net Income	$819,547	$(216,123)	$1,035,670	N/A
Net Income as % of Net Sales	5.3%	-1.7%		7.0%

Growth in net sales in 2017 was driven principally by increased volume with our existing customers domestically and internationally in all major product categories.  The launch of a new drug generated increased needle sales and we believe the new 510(k) clearance by the FDA for the RMS “Integrated Catch-Up Freedom Syringe Drive Infusion System” on August 31, 2017, which includes specific clearance for Cuvitru® and Hizentra®, also contributed in part to increased sales. Internationally, we gained business in several new countries, a current distributor has expanded its home infusion business, and facilitated subcutaneous immunoglobulin gained traction in Europe.  Also contributing to the 2017 increase was a backlog at December 31, 2016 of $0.3 million, which was filled during the current period. Excluding this backlog, net sales grew 20.2% for the twelve month period ending December 31, 2017.

The increase in gross profit was driven by the increase in net sales, which was partially offset by the increase in higher salary and related benefits costs from overtime and the addition of a second shift to meet increased demand.  Furthermore, increased scrap during quality inspections also negatively impacted gross profit and the gross margin.  In January 2018, we implemented a nondestructive testing protocol to reduce scrap.

Andy Sealfon, RMS Chief Executive Officer commented, “I am so pleased to announce that due to the outstanding performance and expanded market acceptance of our FREEDOM Syringe Infusion System, as well as the confirmation by the FDA of the unique technology supporting the use of our system for subcutaneous medications including Hizentra® and Cuvitru®, as well as for intravenous uses such as antibiotics, we experienced our best year ever in the Company’s history for net sales and profitability.  With new markets opening, planned introduction of new products this year, multiple new clinical trials underway, and international market expansions, we believe we are well positioned for future growth.”

For consistency in disclosure presented in our Form 10-K for the period ending December 31, 2017 as required by SEC regulations, we are providing a presentation of the ten months ending December 31, 2017 versus twelve months ending February 28, 2017 as a result of our fiscal year end change.  The variations in this presentation are due to the comparison of a ten month period versus a twelve month period.  However, net sales in the ten month period were higher than the twelve month period, also due to volume increases with our existing customers domestically and internationally in all major product categories for the same reasons stated above.  See Selected Financial Results attached.

About RMS Medical Products

The Company manufactures medical products used for home infusions and suctioning. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in professional healthcare settings as well as at home. The Company’s RES-Q-VAC® line of medical suctioning products is used by emergency medical service providers in addition to a variety of other healthcare providers.

The Company’s website may be visited at www.rmsmedicalproducts.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms term “believe” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  The results of operations for the periods presented herein are not necessarily indicative of the results to be expected in the future.

For more information please call:

Mike King

702 650 3000

Princeton Research

SOURCE: RMS Medical Products

SELECTED FINANCIAL RESULTS

	For the Three Months Ended December 31,
	2017	2016

NET SALES	$4,125,480	$2,871,142
Cost of goods sold	1,635,284	1,080,513
Gross Profit	2,490,196	1,790,629

OPERATING EXPENSES
Selling, general and administrative	2,057,616	1,742,701
Research and development	3,023	52,315
Depreciation and amortization	77,383	83,794
Total Operating Expenses	2,138,022	1,878,810

Net Operating Profit/(Loss)	352,174	(88,181)

Non-Operating (Income)/Expense
Interest expense	—	1,930
(Income)/loss on foreign currency exchange	(3,487)	46,820
Other expense and interest income, net	(1,316)	(323)

INCOME (LOSS) BEFORE TAXES	356,977	(136,608)

Income Tax (Expense) Benefit	(78,607)	46,116

NET INCOME (LOSS)	$278,370	$(90,492)

NET INCOME (LOSS) PER SHARE

Basic	$0.01	$0.00
Diluted	$0.01	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	37,994,298	37,754,723
Diluted	38,649,178	37,802,342

SELECTED FINANCIAL RESULTS

	For the Twelve Months Ended December 31,
	2017	2016

NET SALES	$15,442,712	$12,364,285
Cost of goods sold	6,174,605	4,683,390
Gross Profit	9,268,107	7,680,895

OPERATING EXPENSES
Selling, general and administrative	7,731,972	7,468,724
Research and development	88,621	246,551
Depreciation and amortization	306,562	296,182
Total Operating Expenses	8,127,155	8,011,457

Net Operating Profit/(Loss)	1,140,952	(330,562)

Non-Operating (Income)/Expense
Interest expense	—	5,298
(Income)/loss on foreign currency exchange	(65,651)	37,594
Other expense and interest income, net	(3,743)	(2,545)

INCOME (LOSS) BEFORE TAXES	1,210,346	(370,909)

Income Tax (Expense) Benefit	(390,799)	154,786

NET INCOME (LOSS)	$819,547	(216,123)

NET INCOME (LOSS) PER SHARE

Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	37,873,755	37,877,463
Diluted	38,393,836	37,925,082

SELECTED FINANCIAL RESULTS

	For the Ten Months Ended December 31, 2017	For the Twelve Months Ended February 28, 2017

NET SALES	$13,313,894	$12,293,655
Cost of goods sold	5,174,946	4,724,097
Gross Profit	8,138,948	7,569,558

OPERATING EXPENSES
Selling, general and administrative	6,594,570	7,767,712
Research and development	50,587	237,486
Depreciation and amortization	257,257	300,611
Total Operating Expenses	6,902,414	8,305,809

Net Operating Profit/(Loss)	1,236,534	(736,251)

Non-Operating (Income)/Expense
Interest expense	—	1,886
(Income)/loss on foreign currency exchange	(68,566)	41,499
Other expense and interest income, net	(2,420)	(2,937)

INCOME (LOSS) BEFORE TAXES	1,307,520	(776,699)

Income Tax (Expense) Benefit	(402,563)	241,700

NET INCOME (LOSS)	$904,957	$(534,999)

NET INCOME (LOSS) PER SHARE

Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	37,897,632	37,830,581
Diluted	38,445,482	37,878,201